EXHIBIT 10

PROMISSORY NOTE

$10,000.00	November 20, 2010

               FOR VALUE RECEIVED, Imobolis, Inc.., a Nevada corporation (the "Maker"), with its primary offices located at 8950 West Olympic Blvd, Suite 350, Beverly Hills, California 90211, promises to pay to the order of  Kim Ly, located at 1356 Gundy Ave. Long Beach California (the "Payee"), upon the terms set forth below, the principal sum of Ten Thousand Dollars ($10,000.00) (“Principal Sum”) together with interest at an annual rate of 8% on the unpaid Principal Sum outstanding (“Principal and Interest  Sum”) (this secured promissory note, the “Note”).

1.   Principal. Maker shall be required to pay the Payee an amount in cash, wire transfer or check equal to the Principal and Interest Sum on demand (the “Maturity Date”).

2.           No Waiver of Payee's Rights. All payments of principal shall be made without setoff, deduction or counterclaim. No delay or failure on the part of the Payee in exercising any of its options, powers or rights, nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of the Payee of any of its options, powers or rights shall constitute a waiver of any other option, power or right. Maker hereby waives presentment of payment, protest, and all notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note. Acceptance by the Payee of less than the full amount due and payable hereunder shall in no way limit the right of the Payee to require full payment of all sums due and payable hereunder in accordance with the terms hereof.

3.           Modifications. No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

4.           Cumulative Rights and Remedies; Usury. The rights and remedies of Payee expressed herein are cumulative and not exclusive of any rights and remedies otherwise available under this Note, the Security Agreement, the Guarantee or applicable law (including at equity). The election of Payee to avail itself of any one or more remedies shall not be a bar to any other available remedies, which Maker agrees Payee may take from time to time. If it shall be found that any interest due hereunder arising from an Event of Default shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall be reduced to the maximum permitted rate of interest under such law.

5.           Collection Expenses. If Payee shall commence an action or proceeding to enforce this Note, then Maker shall reimburse Payee for its costs of collection and reasonable attorneys fees incurred with the investigation, preparation and prosecution of such action or proceeding.

6.           Severability.  If any provision of this Note is declared by a court of competent jurisdiction to be in any way invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

7.           Successors and Assigns. This Note shall be binding upon Maker and its successors and shall inure to the benefit of the Payee and its successors and assigns. The term "Payee" as used herein, shall also include any endorsee, assignee or other holder of this Note.

8.           Lost or Stolen Promissory Note. If this Note is lost, stolen, mutilated or otherwise destroyed, Maker shall execute and deliver to the Payee a new promissory note containing the same terms, and in the same form, as this Note. In such event, Maker may require the Payee to deliver to Maker an affidavit of lost instrument and customary indemnity in respect thereof as a condition to the delivery of any such new promissory note. Any costs incurred pursuant to this paragraph shall be the responsibility of the Payee.

9.           Due Authorization. This Note has been duly authorized, executed and delivered by Maker and is the legal obligation of Maker, enforceable against Maker in accordance with its terms.  The shares of the Maker’s common stock if issued to Payee, when issued will be validly issued, fully paid and non-assessable.

10.           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each of Maker and Payee agree that all legal proceedings concerning the interpretations, enforcement and defense of this Note shall be commenced in the Courts of the State of California, the courts of the United States of America for the State of California, and appellate courts from any thereof  (the "California Courts"). Each of Maker and Payee hereby irrevocably submit to the exclusive jurisdiction of the California Courts for the adjudication of any dispute hereunder (including with respect to the enforcement of this Note), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each of Maker and Payee hereby irrevocably waive personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to the other at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each of Maker and Payee hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby.

Maker may prepay this Note in whole or in part at any time, and from time to time, without being required to pay any penalty or premium for such privilege. The undersigned signs this Note as a maker and not as a surety or guarantor or in any other capacity.

Dated: 11-20-2010	Payee Accepted By: /s/ Kim Ly
Kim LY

Dated: 11-20-2010	Maker By: /s/ Julian Spitari
Julian Spitari as President of Imobolis, Inc.